For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com

Cooper Industries Reports Record Revenues, Earnings and Free Cash Flow for Full Year 2008

Fourth Quarter Earnings from Continuing Operations of $0.84 Per Share, Excluding Restructuring
and Asset Impairment Charges of $.19 Per Share, Aided by Approximately $.09 Per Share Benefit From
a Lower Tax Rate and Reduction in Long-term Stock Compensation and Other Items

HOUSTON, January 27, 2009 – Cooper Industries, Ltd. (NYSE: CBE) today reported fourth quarter 2008 earnings per share from continuing operations of $.65 (diluted), compared with $.98 for the fourth quarter of 2007. During the fourth quarter of 2008 Cooper recognized a pre-tax restructuring charge of $35.7 million or $.15 per share relating primarily to reductions in force. Cooper also recognized during the fourth quarter of 2008 a pre-tax $9.1 million impairment charge ($.04 per share) related to an investment in a joint venture operation. Excluding restructuring and asset impairment charges, the fourth quarter 2008 earnings per share from continuing operations of $.84 is 1 percent higher than prior year results of $.83 (excluding Belden income and discrete tax items). Fourth quarter 2008 results include the favorable impact of a lower effective tax rate, impact from change in estimate for long-term stock compensation and other items which improved reported quarterly results by approximately $.09 per share. Fourth quarter 2008 revenues decreased 1 percent to $1.52 billion, compared with $1.54 billion for the same period last year. Excluding unusual items, income from continuing operations for the fourth quarter declined 6 percent to $143.7 million, compared with $152.7 million for the prior year’s fourth quarter.

“As the quarter progressed, the credit crisis deepened with the economic deterioration in the U.S. and Europe spreading around the world. Cooper earlier announced its intention to reduce our work force by over 1,000 employees and to take a fourth quarter charge estimated to be in the range of $20 million to $22 million. As economic conditions deteriorated, we determined it was necessary to increase the reduction in work force to in excess of 2,200 employees globally and recorded a restructuring charge of $35.7 million,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

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During 2008 Cooper generated $761 million in free cash flow after $137 million of capital expenditures. Total debt net of cash and investments totaled $952 million compared to $940 million at December 31, 2007. “Our free cash flow has exceeded continuing income, exclusive of tax accrual reversals, for the eighth year in a row. Our teams responded quickly to the dramatic changes in our markets and did an outstanding job adjusting production rates and improving working capital efficiency. We end the year with an excellent balance sheet and preserve our financial flexibility to continue to invest in the long-term and return capital to our shareholders,” said Hachigian.

Revenues for the twelve months of 2008 were $6.52 billion, a 10 percent increase from the $5.90 billion in revenues for the twelve months of 2007. For the twelve months of 2008, income from continuing operations excluding unusual items rose 8 percent to $630.8 million, compared with $582.8 million for the prior year’s twelve months. Earnings per share from continuing operations excluding unusual items were $3.59 or up 14 percent, compared with prior year’s $3.14.

As was previously announced on October 1, 2008, Cooper will not participate in the Federal Mogul Corporation Asbestos Trust and is instead proceeding under Plan B. Therefore, the Federal Mogul bankruptcy estate paid Cooper $141 million in early October. Cooper’s financial statements reflect the assets and liabilities related to the on-going activities under Plan B. As a result of these adjustments, the Company recognized an after-tax discontinued operations income of $16.6 million or $.09 per share in the third quarter of 2008.

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Segment Results
Electrical Products segment revenues for the fourth quarter of 2008 increased 3 percent to $1.36 billion, compared with $1.32 billion in the fourth quarter 2007. Core revenues were flat for comparable periods with acquisitions contributing 6 percent and currency translation reducing reported results over 3 percent for the fourth quarter. Segment operating earnings excluding the impact of restructuring and asset impairment charges were $198.1 million a decrease of 9 percent from $216.6 million in the prior year’s fourth quarter. Segment operating margin excluding the unusual items decreased 180 basis points to 14.6 percent for the fourth quarter of 2008, compared to the fourth quarter of 2007. Absent favorable impact from long-term compensation and other items, segment operating earnings would have declined approximately 11 percent and segment operating margin would have been approximately 14 percent.

“The global recession resulted in weakness in all of our markets and geographies. Energy markets held up better than the other markets with residential and general industrial markets the weakest,” said Hachigian.

Revenues for the twelve months of 2008 increased 13 percent to $5.76 billion, compared with $5.11 billion for the same period last year. Segment operating earnings excluding restructuring and asset impairment charges for the twelve months of 2008 increased to $930.3 million compared to $848.2 million in the prior-year period.

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Tools segment revenues for the fourth quarter of 2008 were $165.1 million, down 25 percent from 2007 fourth quarter revenues of $220.5 million. Excluding the effects of currency translation, revenues for the quarter were approximately 20 percent lower than 2007 fourth quarter on declining industrial, retail and automotive demand. Segment operating earnings excluding restructuring charges were $17.5 million, down 39 percent from the fourth quarter 2007 levels of $28.6 million. Segment operating margin excluding restructuring charges for the fourth quarter 2008 was 10.6 percent compared to 13.0 percent for the comparable prior year period. Tools segment production was significantly curtailed to adjust to the lower volumes in the quarter and reduce inventory levels to reflect market conditions which negatively impacted the Tools segment performance for the quarter. Absent favorable impact from long-term incentive and other items, segment operating earnings would have declined over 40 percent and segment operating margin would have been approximately 9 percent.

Revenues for the twelve months of 2008 decreased 4 percent to $765.6 million, compared with $794.7 million for the same period last year. Segment operating earnings excluding restructuring charges for the twelve months of 2008 declined to $81.1 million, compared to $94.0 million in the prior-year period.

Outlook
“We are very proud and grateful to our employees, customers and suppliers for making our 175th year a record performance. We are excited about the future of our end markets, global reach and trends in new technologies. We are also extremely well prepared to navigate a very difficult 2009 market environment. We have been refining our strategy, business initiatives and core values for several years and have great momentum as we enter these challenging times. Our balance sheet also provides us exceptional fire power to execute our long-term strategy,” commented Hachigian.

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“For 2009 we now are forecasting earnings per share from continuing operations to decline to $2.45 to $2.80 with revenue declining in the range of 10 to 15 percent. For the first quarter of 2009, we expect earnings per share from continuing operations of $.45 to $.65 with revenue declines in the range of 10 to 15 percent. Given the trends in our markets in the fourth quarter, we are taking a conservative position and approach to 2009. As with prior years, we look forward to reviewing our detailed 2009 outlook on February 19th in New York City with the investment community,” said Hachigian.

About Cooper Industries
Cooper Industries, Ltd. (NYSE: CBE) is a global manufacturer with 2008 revenues of $6.5 billion, approximately 88% of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2008, sixty-one percent of total sales were to customers in the industrial and utility end-markets and thirty-seven percent of total sales were to customers outside the United States. Cooper, which has manufacturing facilities in 23 countries as of 2008, is incorporated in Bermuda with administrative headquarters in Houston, TX. For more information, visit the website at www.cooperindustries.com.

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Comparisons of 2008 and 2007 fourth quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s fourth quarter 2008 performance. Those interested in hearing the conference call may listen via telephone by dialing (888) 679-8040 using pass code 39560465, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 213-4851 and use pass code 39560465.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s fourth quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended December 31,
	2008	2007
	(in millions where applicable)
Revenues	$1,523.2	$1,544.1
Cost of sales	1,048.6	1,032.4
Selling and administrative expenses	270.9	287.8
Restructuring and asset impairment charges	44.8	—

Operating earnings	158.9	223.9
Income from Belden agreement	—	6.3
Interest expense, net	19.9	12.9

Income from continuing operations before income taxes	139.0	217.3
Income taxes	27.9	38.0

Income from continuing operations	111.1	179.3
Income related to discontinued operations (net of income taxes)	—	—

Net income	$111.1	$179.3

Net Income Per Common share:
Basic:
Continuing operations	$.66	$1.00
Discontinued operations	$—	$—

Net Income	$.66	$1.00

Diluted:
Continuing operations	$.65	$.98
Discontinued operations	$—	$—

Net Income	$.65	$.98

Shares Utilized in Computation of Income Per Common Share:
Basic	169.6 million	180.1 million
Diluted	170.8 million	183.2 million

PERCENTAGE OF REVENUES

	Quarter Ended December 31,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	68.8%	66.9%
Selling and administrative expenses	17.8%	18.6%
Operating earnings	10.4%	14.5%
Income from continuing operations before income taxes	9.1%	14.1%
Income from continuing operations	7.3%	11.6%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Quarter Ended December 31,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$1,358.1	$1,323.6
Tools	165.1	220.5

Total	$1,523.2	$1,544.1

Segment Operating Earnings:
Electrical Products	$198.1	$216.6
Tools	17.5	28.6
Restructuring and asset impairment charges	(44.8)	—

Total Segment Operating Earnings	170.8	245.2
General Corporate Expense	11.9	21.3
Income from Belden agreement	—	6.3
Interest expense, net	19.9	12.9

Income from continuing operations before income taxes	$139.0	$217.3

	Quarter Ended December 31,
	2008	2007
Return on Sales:
Electrical Products	14.6%	16.4%
Tools	10.6%	13.0%
Total Segments	11.2%	15.9%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported three months ended December 31, 2008	$139.0	$27.9	$111.1	$.66	$.65
Restructuring and asset impairment charges	44.8	11.9	32.9	.19	.19
Tax benefits – settlements	—	.3	(.3)	(.00)	(.00)

Excluding adjustments	$183.8	$40.1	$143.7	$.85	$.84

Reported three months ended December 31, 2007	$217.3	$38.0	$179.3	$1.00	$.98
Income from Belden agreement	(6.3)	—	(6.3)	(.04)	(.04)

Tax benefits – settlements	—	20.3	(20.3)	(.11)	(.11)

Excluding adjustments	$211.0	$58.3	$152.7	$.85	$.83

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CONSOLIDATED RESULTS OF OPERATIONS

	Twelve Months Ended December 31,
	2008	2007
	(in millions where applicable)
Revenues	$6,521.3	$5,903.1
Cost of sales	4,396.7	3,970.0
Selling and administrative expenses	1,194.6	1,089.0
Restructuring and asset impairment charges	52.4	—

Operating earnings	877.6	844.1
Income from Belden agreement	—	33.1
Interest expense, net	70.4	51.0

Income from continuing operations before income taxes	807.2	826.2
Income taxes	191.6	133.9

Income from continuing operations	615.6	692.3
Income related to discontinued operations (net of income taxes)	16.6	—

Net Income	$632.2	$692.3

Net Income Per Common share:
Basic:
Continuing operations	$3.54	$3.80
Discontinued operations	$.10	$—

Net Income	$3.64	$3.80

Diluted:
Continuing operations	$3.51	$3.73
Discontinued operations	$.09	$—

Net Income	$3.60	$3.73

Shares Utilized in Computation of Income Per Common Share:
Basic	173.7 million	182.3 million
Diluted	175.6 million	185.5 million

PERCENTAGE OF REVENUES

	Twelve Months
	Ended December 31,
	2008	2007
Revenues	100.0%	100.0%
Cost of sales	67.4%	67.3%
Selling and administrative expenses	18.3%	18.4%
Operating earnings	13.5%	14.3%
Income from continuing operations before income taxes	12.4%	14.0%
Income from continuing operations	9.4%	11.7%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information

	Twelve Months Ended December 31,
	2008	2007
	(in millions)
Revenues:
Electrical Products	$5,755.7	$5,108.4
Tools	765.6	794.7

Total	$6,521.3	$5,903.1

Segment Operating Earnings:
Electrical Products	$930.3	$848.2
Tools	81.1	94.0
Restructuring and asset impairment charges	(52.4)	—

Total Segment Operating Earnings	959.0	942.2
General Corporate Expense	81.4	98.1
Income from Belden agreement	—	33.1
Interest expense, net	70.4	51.0

Income from continuing operations before income taxes	$807.2	$826.2

	Twelve Months Ended
	December 31,
	2008	2007
Return on Sales:
Electrical Products	16.2%	16.6%
Tools	10.6%	11.8%
Total Segments	14.7%	16.0%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before Income	Income	Continuing	Net Income Per
	Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported twelve months ended December 31, 2008	$807.2	$191.6	$615.6	$3.54	$3.51
Restructuring, Impairment and currency related	52.7	14.3	38.4	.22	.21
items
Tax benefits	—	23.2-	(23.2)	(.13)	(.13)

Excluding adjustments	$859.9	$229.1	$630.8	$3.63	$3.59

Reported twelve months ended December 31, 2007	$826.2	$133.9	$692.3	$3.80	$3.73
Income from Belden agreement and legal matters	(24.3)	1.4	(25.7)	(.14)	(.14)

Tax benefits – settlements and enacted rate changes	—	83.8	(83.8)	(.46)	(.45)

Excluding adjustments	$801.9	$219.1	$582.8	$3.20	$3.14

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	December 31,	December 31,
	2008	2007
	(in millions)
ASSETS
Cash and cash equivalents	$258.8	$232.8
Investments	21.9	93.7
Receivables	1,011.4	1,048.6
Inventories	641.8	643.7
Current discontinued operations receivable	17.5	—
Deferred income taxes and other current assets	322.8	284.2

Total current assets	2,274.2	2,303.0

Restricted cash	—	290.1
Property, plant and equipment, less accumulated depreciation	728.2	719.8
Goodwill	2,585.1	2,540.3
Long-term discontinued operations receivable	174.8	—
Deferred income taxes and other noncurrent assets	402.6	280.3

Total assets	$6,164.9	$6,133.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$25.6	$256.1
Accounts payable	492.5	533.1
Accrued liabilities	658.7	566.7
Current discontinued operations liability	50.4	179.1
Current maturities of long-term debt	275.0	100.1

Total current liabilities	1,502.2	1,635.1

Long-term debt	932.5	909.9
Postretirement benefits other than pensions	71.2	81.4
Long-term discontinued operations liability	764.7	330.0
Deferred income taxes and other long-term liabilities	286.9	335.2

Total liabilities	3,557.5	3,291.6

Common stock	1.7	1.8
Capital in excess of par value	—	85.7
Retained earnings	2,935.4	2,835.1
Accumulated other nonowner changes in equity	(329.7)	(80.7)

Total shareholders’ equity	2,607.4	2,841.9

Total liabilities and shareholders’ equity	$6,164.9	$6,133.5

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	Twelve Months Ended December 31,
	2008	2007
	(in millions)
Cash flows from operating activities:
Net income	$632.2	$692.3
Less: income related to discontinued operations	(16.6)	—

Income from continuing operations	615.6	692.3
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	143.1	118.2
Deferred income taxes	26.0	12.4
Excess tax benefits from stock options and awards	(10.2)	(25.8)
Restructuring and asset impairment charges	52.4	—
Changes in assets and liabilities(1)
Receivables	22.7	(66.1)
Inventories	16.6	27.3
Accounts payable and accrued liabilities	(80.4)	56.9
Discontinued operations assets and liabilities, net	139.7	(20.5)
Other assets and liabilities, net	(29.1)	0.6

Net cash provided by operating activities	896.4	795.3

Cash flows from investing activities:
Short-term investments	65.7	(93.7)
Cash restricted for business acquisitions	290.1	(290.1)
Capital expenditures	(137.0)	(115.5)
Cash paid for acquired businesses	(297.0)	(336.1)
Proceeds from sales of property, plant and equipment and other	1.8	1.8

Net cash used in investing activities	(76.4)	(833.6)

Cash flows from financing activities:
Proceeds from issuance of debt	297.6	547.3
Debt issuance costs	(0.6)	(2.7)
Proceeds from debt derivatives	0.5	10.0
Repayments of debt	(397.2)	(303.3)
Dividends	(170.3)	(154.3)
Purchase of common shares	(517.2)	(343.9)
Excess tax benefits from stock options and awards	10.2	25.8
Proceeds from exercise of stock options	17.1	68.3

Net cash used in financing activities	(759.9)	(152.8)

Effect of exchange rate changes on cash and cash equivalents	(34.1)	0.4

Increase (decrease) in cash and cash equivalents	26.0	(190.7)
Cash and cash equivalents, beginning of period	232.8	423.5

Cash and cash equivalents, end of period	$258.8	$232.8

(1) Net of the effects of translation and acquisitions

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	December 31,	December 31,
	2008	2007
	(in millions where applicable)
Short-term debt	$25.6	$256.1
Current maturities of long-term debt	275.0	100.1
Long-term debt	932.5	909.9

Total debt	1,233.1	1,266.1
Total shareholders’ equity	2,607.4	2,841.9

Total capitalization	$3,840.5	$4,108.0

Total debt-to-total-capitalization ratio	32.1%	30.8%
Total debt	$1,233.1	$1,266.1
Less: Cash and cash equivalents	258.8	232.8
Investments	21.9	93.7

Net debt	$952.4	$939.6

Total capitalization	$3,840.5	$4,108.0
Less: Cash and cash equivalents	258.8	232.8
Investments	21.9	93.7

Total capitalization net of cash	$3,559.8	$3,781.5

Net debt-to-total-capitalization ratio	26.8%	24.8%

Free Cash Flow Reconciliation

	Twelve Months Ended December 31,
	2008	2007
	(in millions)
Net cash provided by operating activities	$896.4	$795.3
Less capital expenditures	(137.0)	(115.5)
Add proceeds from sales of property,	1.8	1.8
plant and equipment and other

Free cash flow	$761.2	$681.6

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